Exhibit 10.2

Forward Industries, Inc.	10F-5 No.16, Lane 609
700 Veterans Memorial Highway, Suite 100	Chung Shin Road, Section 5
Hauppauge, NY 11788	San Chung District, New Taipei City
Taiwan, Republic of China.

October 30, 2023

Re:	Agreements regarding deferred payments under that certain Buying Agency and Supply Agreement made as of September 9, 2015 (the “Original Agreement”) by and between Forward Industries, Inc., a New York corporation (“Principal”) and Forward Industries (Asia-Pacific) Corporation, a BVI registered corporation (“Agent”) and that certain proposed successor Buying Agency and Supply Agreement by and between Principal and Agent (the “New Agreement”), which is being executed simultaneously and as partial consideration for this Agreement.

Gentlemen/Ladies:

This letter agreement (“Agreement”) is being executed in connection and partial consideration for the entrance into the New Agreement by the undersigned parties for the purpose of memorializing certain agreements and understandings between Principal and Agent regarding the payment of certain acknowledged and deferred payments of certain Invoice Prices and Service Fees under the Original Agreement as well as any deferred payments which may be agreed to related to the New Agreement (collectively, the “Outstanding Amounts”). The parties acknowledge and agree that as of the date hereof the Outstanding Amounts equal $7,365,238. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement. Each of the Principal and Agent represent, warrant, covenant, and agree as follows:

Notwithstanding anything in the Original Agreement or the New Agreement to the contrary, Agent agrees that it will not require, invoice or demand the repayment by Principal of more than $500,000 of Outstanding Amounts in any given 12-month period. Upon receipt of a payment request, within 30 days of the request, Principal shall pay the requested payment amount. Agent releases and waives any right to enforce any default or breach under the Original Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party irrevocably and unconditionally agrees that venue and jurisdiction for the resolution of any dispute and the enforcement of any rights in any way arising from or relating to this Agreement shall exclusively be the courts of the state of New York sitting in Suffolk County. Except as modified herein, all other terms and conditions of the Original Agreement which survive its termination and the New Agreement shall remain in full force and effect. The parties consent to the use of electronic signature on this Agreement, and counterparts of this Agreement, including via electronic signature, shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner. No provision of this Agreement may be amended, modified, terminated or waived unless evidenced in a writing signed by the party to be charged with such amendment, modification, termination or waiver.

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This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including personal representatives and heirs). Neither party hereto may assign or otherwise transfer any of its rights under this Agreement, by operation of law or otherwise, without the prior written consent of the other party. Any assignment without such prior written consent shall be void. This Agreement is hereby acknowledged and agreed by the undersigned on the date first above specified.

FORWARD INDUSTRIES, INC.

By: _________________________________

Name: Kathleen Weisberg

Title: Chief Financial Officer

forward INDUSTRIES (ASIA-PACIFIC) CORPORATION

By: _________________________________

Name: Terence Wise

Title: Principal

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